Exhibit 99.1

SRAX Sells Remaining MD Ownership Stake for $8M

MD asset with Zero Basis on Balance Sheet Sold

LOS ANGELES—(BUSINESS WIRE)—SRAX, Inc. (NASDAQ: SRAX), a financial technology company that unlocks data and insights for publicly traded companies through Sequire, its SaaS platform, announced that it has sold its remaining interest in the SRAX MD asset.

“Our SEQUIRE platform is rapidly growing and we are focused on the continued expansion of this business. We believe that selling the MD ownership stake at this time reinforces our goal of being 100% focused on providing our platform and services to public companies.” Said Christopher Miglino, Founder and CEO of SRAX “This capital will be effective in helping us accelerate growth. This asset currently sits on our balance sheet with a zero basis, so this capital will go directly to improving our balance sheet. This transaction combined with moving Bigtoken to its own public company brings clarity to our mission going forward” added Miglino.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Bri Kelvin

investors@srax.com